UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2025, Julia M. Brown resigned as a member of the Board of Directors (the “Board”) of Solo Brands, Inc. (the “Company”), effective January 20, 2025. The Company thanks Ms. Brown for her service.

On January 22, 2025, the Board appointed Elisabeth Vanzura as a member of the Board. Ms. Vanzura will serve as a Class I director with a term expiring at the 2025 annual meeting of stockholders and until her successor is elected and qualified or her earlier death, resignation or removal. The Board also appointed Ms. Vanzura to serve on the Board’s Nominating and Corporate Governance Committee. Additionally, in connection with Ms. Brown’s resignation, John Larson has been appointed to serve as the chair of the Board’s Nominating and Corporate Governance Committee.

Ms. Vanzura, age 60, is the co-founder of GAI Insights, an advisory firm guiding companies on generative AI strategies, since 2023. Ms. Vanzura served as Head of Brand Strategy, Client Lead and Executive Producer for Conductor Productions, a broadcast and digital content creation partner, from March 2020 to June 2023 and Chief Marketing Officer of Rangoon Ruby, a Burnese food chain, from July 2018 to August 2019. She has served in other senior marketing roles at Wahlburgers & Alma Nove, MMB Advertising General Motors and Volkswagen of America. She received her B.S. in Mechanical Engineering from the General Motors Institute (Kettering University) and her M.B.A. from Harvard University. We believe Ms. Vanzura’s marketing expertise will be a valuable addition to the Board.

There are no arrangements or understandings between Ms. Vanzura and any other person pursuant to which she was selected as a director, and there are no relationships or transactions in which Ms. Vanzura has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year. As a non-employee director of the Company, Ms. Vanzura will participate in the compensation program for non-employee directors which provides for:

•An annual cash retainer of $60,000 for service on the Board;

•An annual cash retainer of $7,500 for service on the Nominating and Corporate Governance Committee;

•An initial award of restricted stock units having an aggregate grant date fair value date of $160,000, pro-rated for the number of days during which she is expected to serve until the next annual meeting of stockholders, that will vest on the date immediately preceding the next annual meeting of stockholders, subject to her continued service on the Board through such date; and

•An annual award of restricted stock units having an aggregate grant date fair value of $160,000 on the date of each annual meeting of stockholders on which Ms. Vanzura will continue to serve on the board that will vest on the earlier of the date immediately preceding the next annual meeting of stockholders or the first anniversary of the grant date, subject to Ms. Vanzura’s continued service on the Board through such date.

In addition, the Company expects to enter into its standard indemnification agreements for directors and officers with Ms. Vanzura.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	January 22, 2025	By:	/s/ Laura Coffey
Laura Coffey
Chief Financial Officer